                                                                   EXHIBIT 10.15

                            STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT, made and entered into on the 19th day of September, 1997, by and between Craig T. Sutton Revocable Trust, Cedric I. Sutton and Charlotte A. Shnurman ("Sellers"), SEFCO, Inc., an Oklahoma corporation, ("Company"), and Specialty Solutions, Inc., a Delaware corporation, (hereinafter referred to as "Purchaser");

                                   WITNESSETH

         WHEREAS, Sellers own all of the issued and outstanding shares of capital stock (the "Capital Stock") of the Company;

         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all of the shares of Capital Stock issued and outstanding on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, the parties agree as follows:

                 Definitions

         (a) Intellectual Property. Shall be defined as any and all (i) patents (including, without limitation, design patents, industrial designs and utility models, utility patents and plant patents) and patent applications (including docketed patent disclosures awaiting filing, reissues, results of reexaminations, divisions, continuations and extensions), patent disclosure awaiting filing determination, inventions and improvements thereto; (ii) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans and registrations and applications for registration thereof;
(iii) copyrights and registrations thereof and rights and unpublished works to the extent such rights are not subsumed by copyright; (iv) inventions, processes, designs, formulae, trade secrets, know-how, software, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; and (v) intellectual property rights (including rights as a licensee, if any) similar to any of the foregoing; in each case, that are specific to the Subject Business.

         (b) Liens. Shall be defined as all mortgages, deeds of trust, liens, security interests, pledges, conditional sales contracts, claims, rights of first refusal, options, charges, liabilities, obligations, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

         (c) Net Working Capital. Shall be defined as assets commonly defined as Current Assets (including but not limited to cash and cash equivalents, certificates of deposit, accounts receivable, costs and estimated earnings in excess of billings, inventory, prepaid expense and deferred income taxes) less liabilities commonly construed as Current Liabilities (including but not limited to accounts payable, accrued expense, warranty reserve, accrued income taxes, billings in excess of costs and estimated earnings on uncompleted contracts, and current deferred income taxes), consistent in all material respects with historical Company accounting practices and with GAAP.

1.       Purchase and Sale of Shares/Other Assets
__________________________

         (a) Purchase and Sale of Shares. Subject to the terms and conditions set forth herein, at the Closing, Sellers will sell, assign and deliver or cause to be sold, assigned and delivered to Purchaser, and Purchaser will buy and accept all right, title and interest in and to, the Capital Stock, free and clear of all preemptive rights, liens, claims and encumbrances (the "Acquisition").

         (b) Working Capital Adjustment. Within 15 days of Closing, but in no event later than October 31, 1997, the Company will present to the Sellers a balance sheet prepared in all material respects in accordance with GAAP and consistent with prior practices and financial assumptions ("Closing Balance Sheet"). This Closing Balance Sheet will be the basis for a purchase price adjustment, to consist of the difference between Net Working Capital as of September 30, 1997 and Net Working Capital as shown on the Company balance sheet dated July 31, 1997 ($1,394,604). If Net Working Capital shown on the Closing Balance Sheet is greater than that shown at July 31, 1997, then the Purchaser shall remit, within 15 days of presentation of the balance sheet, the difference to the Sellers. If Net Working Capital shown on the Closing Balance Sheet is less than that shown at July 31, 1997, then the Sellers shall remit, within 15 days of presentation of the balance sheet, the difference to Purchaser.

         (c) Purchase Price and Payment. The purchase price for all the shares of the Capital Stock shall be $ 6,250,000. At the Closing, Purchaser will pay $ 6,250,000 to Sellers (to be adjusted in accordance with 1(b) above), by wire transfer of immediately available Federal Reserve funds to accounts maintained by Sellers to be designated in writing by Seller at least five (5) business days prior to the Closing Date. The purchase price allocation shall be as follows:

                 Craig T. Sutton Revocable Trust                    70%
                 Cedric I. Sutton                                   15%
                 Charlotte A. Shnurman                              15%


         (d) Liabilities Not Assumed by Purchaser. Purchaser is not assuming liability for any costs, expenses, judgments, fines, penalties, or attorney's fees, arising from any claim, action, suit, proceeding, or investigation, arising out of events set forth on Exhibit 3(q). Sellers shall indemnify and defend Purchaser against any such claims. Sellers and Company agree that all life insurance and deferred compensation arrangements will be settled by Company
prior to Closing.   Sellers and Company agree that Mr. and Mrs. Roy Sutton will be terminated prior to Closing and Sellers shall assume any and all severance obligations and other expenses in connection therewith.

         (e) Assets Not Included. The following assets are not included in the purchase and sale of Capital Stock:

                1.  1997 Lincoln Continental VIN 1LNLM97VIVY604541
                2.  1995 Ford Bronco VIN 1FMEU15H25LA90909
                3.  1996 Chevy Suburban VIN 16NFK16RXTJ399375
                4.  1996 Chevy Crew Cab VIN 16CEK14R3TZ141319
                4.  Four Wheelers and Trailer

         (f) Employment Agreement. Included as part of the consideration for the Purchase Price, Craig Sutton shall enter into that certain Employment Agreement with Purchaser dated as of Closing Date.

         (g) Formerly Leased Assets. In connection with this Agreement, Sellers have agreed to transfer to the Company all real property and equipment which have previously been leased to the Company by Sellers or related parties, including Mr. and Mrs. Roy Sutton and the family partnership, and as more particularly set forth in Schedule 1(g) hereto.

         (h) Deposit. Purchaser shall provide a $250,000 deposit in a form satisfactory to Sellers, to be applied as follows:

         (i) If the Closing Date occurs on or before September 30, 1997, the full amount of the deposit shall be applied toward the purchase price;

         (ii) If the Closing Date occurs between October 1, 1997 and October 31, 1997, $200,000 shall be applied toward the purchase price and Sellers shall retain the additional $50,000;

         (iii) If the Closing Date does not occur on or before October 31, 1997, Sellers shall retain the entire $250,000 deposit.


The Closing.


         (a) The closing of the Acquisition (herein called the "Closing") shall take place on or before October 31, 1997 by mail, to be effective at 11:59 p.m. Central Time on the date on which Sellers receive the funds referred to in Section 2.b.1(iii) below. The date of the Closing is referred to in this Agreement as the "Closing Date".

Closing Deliveries.

         At the Closing, Purchaser will deliver to Sellers:

                one copy of the resolutions adopted by the Board of Directors of
                  Purchaser authorizing the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of Purchaser;
                certificate to the effect of Article 8(a) executed by
                  appropriate authorized officers of Purchaser;
                $ 6,250,000 by wire transfer to Sellers' account; and the deposit referenced at Article 11(f).

         At the Closing, Sellers will deliver to Purchaser:

                one copy of the resolutions adopted by the Sellers, authorizing the transactions contemplated hereby, certified by the Sellers;
                (i) certificates to the effect of Article 7(a) and 7(l) hereof executed by appropriate the Sellers;
                (ii) the duly executed and sealed stock certificates representing the Capital Stock registered in the name of Purchaser; and
                (iii) resignations of all officers and directors of the Company serving in office immediately prior to the Closing.

         3. At the Closing, Purchaser and Sellers will execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, to the other such certificates and other documents related to the consummation of the transactions contemplated hereby, as may be reasonably requested by the other.

3. Representations and Warranties of the Sellers. The Sellers represent and warrant to the Purchaser that:

         (a) Organization and Existence. Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Oklahoma and has full power and authority to carry on its business as now conducted. Complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof have been delivered to the Purchaser. The Sellers own all of the Capital Stock of the Company. The Company is qualified in Oklahoma and such other states as set forth in Exhibit 3(a) hereto, which states represent every jurisdiction where such qualification is required except where failure to be so qualified would not have a material adverse affect on the business, properties or assets of the

Company.

         (b) Authority Relative to This Agreement. The transaction contemplated by this Agreement have been duly authorized by the Sellers, and no further corporate action is necessary on the part of the Sellers to make this Agreement valid and binding upon the Sellers in accordance with its terms. The execution, delivery and performance of this Agreement by the Sellers will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under the Articles and Bylaws of the Company, any indenture, mortgage, deed of trust or other contract or agreement to which the Sellers or Company is a party or by which it or any of their properties are bound, or violate any order, writ, injunction, decree of any court, administrative agency or governmental body.

         (c) Validity and Enforceability. This Agreement and all related documents have been duly executed and delivered by Sellers and Company and constitute legal, valid and binding obligations of Sellers enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, or the laws affecting the enforcement of creditors' rights generally, and the application of general principles of equity.

         (d) Financial Statements. The Sellers have delivered to Purchaser the adjusted unaudited financial statements of the Company for the period ending July 31, 1997, attached hereto as Schedule 3(d) (the "Financial Statements"). The financial statements fairly represent the financial position of the Company as of the date thereof and the results of operations and changes in financial position for the periods then ended, provided that such statements are subject to year-end adjustments in accordance with GAAP, none of which are material.

         (e) Absence of Certain Changes or Events. With respect to the Company, except as contemplated hereby and as listed on Exhibit 3(e) hereto, and other than in the ordinary course of business, since July 31, 1997, neither the Sellers nor Company have:

                (i) Sold, transferred, or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of any of the assets of the Company except in the ordinary course of its business;

                (ii) Entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of the assets, or requiring the consent of any party to the transfer and assignment of any of such assets, property or rights;

                (iii)   Waived any rights of value with respect to the Company;

                (iv) Made or permitted any amendment or termination of any contract, agreement or license to which Company is a party or by which Company is subject;

                (v) To its knowledge, incurred or become subject to any material claim or liability for any damages or alleged damages for any actual or alleged negligence or other tort or breach of contract which might in any fashion adversely affect the value of the Company;

                (vi) Made any capital expenditure (or commitments therefor), aggregating in excess of $5000.00 and relating to the Company;

                (vii) Entered into any other material transaction of which Purchaser has not been formally notified in writing; or

                (viii) Changed its management practices, operations or policies with respect to (a) the standard terms and conditions of sale of products or services; (b) the method of accounting for sale of products or services; (c) the policy regarding maintenance of inventory levels; or (d) the conduct of accounts receivable collection and accounts payable payment activities.

         (f)    Consents.   The consummation of the Acquisition contemplated
herein by the Sellers and Company shall not require the consent, approval or authorization of any third party.

         (g) Organizational Instruments. Sellers have made available to Purchaser complete and accurate copies of the Certificate of Incorporation and Bylaws of Company, as amended. Company is not in violation of any provision of its Certificate of Incorporation or Bylaws. Except for this Agreement, there are no agreements or commitments which obligate or require Sellers or Company to amend or authorize an amendment of the Certificate of Incorporation or Bylaws of the Company. Sellers have made available or caused to be made available to Purchaser complete and accurate copies of the minute books and stock books of the Company. Such minute books contain complete and accurate copies of all records of all meetings and consents in lieu of meetings of the Board of Directors and shareholders of the Company.

         (h) Capital Stock. The authorized, issued and outstanding Capital Stock consists of 1000 shares of common stock at $1.00 par value, fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities, agreements or commitments which obligate or require Sellers or Company to issue, sell or transfer any shares of Capital Stock.

         (i) Subsidiaries. Except as set forth on Schedule 3(i), Company does not directly or indirectly own or have the power to vote shares of the Capital Stock or other ownership interests of any corporation or entity such that it has voting power to elect a majority or a specified number of the directors of such entity. Company is neither a partner of any partnership nor a member of any joint venture or other business entity.

         (j) Title to Owned Properties. Company has good and valid title to all of the material properties owned by it, free and clear of all liens, claims and encumbrances other than:

                liens, claims and encumbrances reflected in the Financial
                     Statements;
                liens for taxes, charges and assessments not yet due and payable or which are being contested in good faith;
                mechanics', suppliers', installment sales and similar liens for services rendered or materials furnished, the charges for which are not yet due and payable or which are being contested in good faith by appropriate proceedings;
                easements and restrictions of record and zoning ordinances;
                (v) As of the Closing Date, Company has good and marketable title to the real property and equipment formerly leased by Sellers and related parties as set forth in Schedule 1(g), free and clear of all liens, encumbrances, etc.

         (k) Prepayments and Deposits. There are no prepayments or deposits which have been received and are being held by the Company and the Company has made no prepayment or deposit other than those prepayments and deposits set forth in Exhibit 3(k).

         (l) Absence of Undisclosed Liabilities. Except as disclosed to the Purchaser on Exhibit 3(l), none of the assets are subject to any liabilities or obligations (accrued, absolute, contingent or otherwise), or will be subject to any such liability or obligation arising from the actions of the Sellers or Company on or before the Closing Date, whether or not such liability would normally be shown or reflected on a balance sheet prepared in a manner consistent with generally accepted accounting principles. Except as disclosed to the Purchaser in an exhibit hereto, there are no facts in existence on the date hereof which might reasonably serve as the basis for any liabilities or obligations of the Company and which would adversely affect the value of the Company.

         (m) Tax Matters. All federal, state, county, local and other taxes, including, without limitation, income taxes, corporate franchise taxes, payroll taxes, customs fees and duties, sales taxes and ad valorem taxes, due and payable by the Company on or before the date of this Agreement have been timely paid, and all tax returns and reports required to be filed by the Company have been timely filed with all such taxing authorities. No assessments or deficiencies have been made against the Company and no extensions of time are in effect for the assessment of deficiencies. Except as set forth on Schedule 3(m), there is no material dispute or claim concerning any tax liability of the Company as to which the Sellers have knowledge.

         (n) Patents, Etc. The Sellers have delivered to the Purchaser a true and complete Exhibit (Exhibit 3(n)) setting forth all Intellectual Property patents, inventions, trademarks, tradenames, brand names or copyrights owned or used by or licensed to or by the Company (if any), and relating to the Company, together with a summary description and full information in respect of the filing, registration or issuance and the status thereof, except for rights to intellectual property arising under common law. Except as disclosed in Exhibit 3(n), the operations of the Company do not infringe upon the patent, trademark or other similar rights of any other person or entity. Except as disclosed in
Exhibit 3(n), the Company has asserted no claim that the operations of any other entity infringe upon the Intellectual Property of the Company.

         (o) Insurance. Attached hereto as Exhibit 3(o) is an Exhibit setting forth a list and brief description of all policies of insurance, held by the Company or on its behalf. There is no material inaccuracy in any application for any such policy which would form a basis for termination of any such policy.

         (p) Licenses, Permits, Etc. Attached hereto as Exhibit 3(p) is a list and brief description of all licenses and permits held by the Company, copies of which licenses and permits have been furnished to the Purchaser. Except as noted on Exhibit 3(p), such licenses and permits constitute all licenses and permits necessary to own the assets or conduct the business of Company, and each is in full force and effect. Except as set forth on Exhibit 3(p), there is no violation that would adversely affect the value of the Company, and no proceeding is pending or threatened seeking the revocation or limitation of any such license or permit.

         (q) Litigation. Except as set forth on Exhibit 3(q) hereto, there are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of its properties, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. Neither Sellers nor Company are subject to any court or administrative order, injunction or similar decree, the enforcement of which would adversely affect the value of the Company.

         (r) Compliance with Laws. Except as disclosed on Exhibit 3(r) hereto, the operations of the Company, either historically or as now conducted, do not violate any federal, state or local law, ordinance, rule or regulation, (including, without limitation, any laws or regulations relating to the environment or the handling, treatment or disposal of wastes or products of Company) the violation of which would adversely affect the value of the Company.

         (s) No Default. Company is not in default in any respect of any obligation to be performed by the Company under any material contract, lease, agreement, commitment or undertaking which default would adversely affect the value the Company is a party or by which the Company is bound, nor has Company waived any right under any such contract, lease, agreement, commitment or undertaking.

         (t) Product Liability. Except as listed on Exhibit 3(t), the Sellers have no knowledge after reasonable inquiry of any state of facts or the occurrence of any event forming the basis of any present claim against the Company for product liability or on account of any express or implied warranty. Warranty work over the last three years has not been material to the Company.

         (u) Disclosure. The representations and warranties contained in the Articles and the Exhibits hereto, do not and shall not, when taken as a whole, contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein not misleading in view of the circumstances under which they were made. To the extent that Purchaser (or its officers or agents) has actual knowledge of any discrepancy, statement or statement of facts, the applicable representation or warranty known to be untrue or misleading shall be unenforceable to the extent of the knowledge of such discrepancy, statement or state of facts. In all other respects, the representations and warranties of Sellers shall remain unaffected. Disclosures made in any of the Exhibits or exhibits to this Agreement are hereby deemed to be made for purposes of all other schedules or exhibits.

         (v) Contracts, Leases, Licenses. Exhibit 3(v) lists all contracts, agreements and commitments having values in excess of $20,000 to which Company is a party. All are legal, valid and binding obligations of Company and are in full force and effect.

         (w) Environmental. Except as disclosed at Schedule 3(w): (i) There are no hazardous substances on or in the Company's real property, whether contained in barrels, tanks, equipment (movable or fixed) or other containers; deposited or located in land, waters, sumps or in any other part of the Company's real property; incorporated into any structure on the Company's real property; or otherwise existing thereon; (ii) The Company's real property (and, to the best of Sellers' knowledge, nearby property) has never been used for industrial or commercial operation involving any hazardous substance, including but not limited to any sort of manufacturing, processing or refining; equipment, machinery, part or component, cleaning or degreasing; the sale, storage or transport of hazardous substances; any aspect of the provision of services which utilize hazardous substances; drilling, mining or production of oil, gas, minerals or their naturally occurring products; or any agricultural activities involving the use or storage of fertilizers or pesticides; (iii) No spills, discharges, releases, deposits or emplacements of any hazardous substances have ever occurred on or near the Company's real property; (iv) No asbestos-containing materials have been installed in or affixed to the structures on Company's real property at any time before or during Sellers' ownership thereof. No such materials have been stored or disposed of anywhere on the Company's real property; (vi) No electrical transformers, fluorescent light fixtures or other electrical equipment containing PCBs are or have been installed in, affixed to or located on the Company's real property at any time before or during Seller's ownership thereof; (vii) No storage tanks for gasoline or any other substance have been located on the Company's real property, whether above ground, underground or within a structure at any time before or during Sellers' ownership thereof.

         (x)    Real Property.

                (i) Exhibit 3(x) identifies all real property owned by Company, to all of which Company has good, marketable and valid title, free and clear of all liens, claims and encumbrances, subject to easements and restrictions of record and zoning ordinances; all leased real property; all leases and subleases pertaining to the real property; all actions, suits, proceedings, investigations and claims presently pending or threatened which pertain to the real property owned or leased, as well as all final orders, writs, judgments, awards, edicts and decrees of any court of competent jurisdiction presently outstanding against Company which pertain to the real property.

                (ii) Company does not own, hold, is neither obligated under nor a party to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the real property;

                (iii) The components of the buildings, structures and other improvements which are located on the real property are in reasonable working order and repair for the conduct of Company's business; are supplied with all utilities necessary for the operation thereof as presently operated by Company, and all associated "hook-up" fees and other similar charges due and payable through the date hereof have been paid.

                (iv) Neither Sellers nor Company have received written notice of any presently pending, and there is not any pending or threatened condemnation proceeding affecting the real property, or any sale or other disposition of their real property or any part thereof in lieu of condemnation.

         (y) Owned Personal Property. All of the material tangible personal property (including, without limitation, furnishings, furniture, office equipment, vehicles, inventories, tools, machinery, equipment, structures and movable fixtures) which is reflected in the July 31, 1997 balance sheet included among the Financial Statements (and that formerly leased property described on Schedule 1(g) hereto) is owned by Company and in reasonable working order and repair for use as presently used by Company in connection with Company's business.

         (z)    Human Resources.

         (i) Exhibit 3 (z) hereto sets forth a complete and accurate list of (a) all of the collective bargaining agreements and agreements with labor unions or associations representing employees to which Company is a party and (b) as of the dates set forth in the Exhibit, the total number of employees of Company and the number of such employees represented by each such agreement. Such numbers of employees have not changed since such dates except in the ordinary course of business. Except as set forth on the Exhibit, there are no organizing efforts, strikes, slowdowns, picketing, work stoppages, labor troubles or other similar events in which employees of Company are participating.

         (ii) Except as set forth on Exhibit 3(z) hereto, Company (a) is not a party to any written consulting or employment contract; and (b) has neither made any commitment to, nor entered into any written agreement obligating it to, increase the wages or modify the material conditions or terms of employment of its employees.

         (iii) Exhibit 3(z) sets forth all of the employee benefit plans maintained by Company, and all of the severance, termination and similar programs either established by Company with respect to the transactions contemplated hereby or otherwise applicable to Company's employees ("Benefit Plans").

         (iv)  Other than as indicated on Exhibit 3(z):

                             (a) Sellers neither maintain, sponsor nor contribute to any program or arrangement covering employees of Company that is an "employee pension benefit plan", an "employee welfare benefit plan", or a "multiemployer plan" as defined in Sections3(2), 3(1) and 3(37) of ERISA ("ERISA Plans"), or any other incentive or benefit arrangement ("Non-ERISA Plans").

                             (b) The present value of the accrued benefits under any and all ERISA Plans which are defined benefit plans, as defined in Section 3(35) of ERISA, and which are maintained by Sellers for employees and former employees of Company ("Pension Plan") did not, as of the last annual valuation date for such Pension Plan, exceed the value of assets of such Pension Plan allocable to such benefits;

                             (c)     No ERISA Plan (or any trust created
               thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), which could subject Purchaser or Company to any tax penalty on prohibited transactions and which has not adequately been corrected;

                             (d) Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA plan;

                             (e) Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan is qualified thereunder.

                             (f) No Pension Plan subject to Title IV of ERISA has been terminated nor has there been any "reportable event" as such term is defined in Section 4043 of ERISA with respect to any such Pension Plan;

                             (g)     No Pension Plan has incurred any
               "accumulated funding deficiency" as such term is defined in
               Section 302 of ERISA and Section 412 of the Code and Seller has made all contributions on a timely basis;

                             (h)     No liability to the Pension Benefit
               Guaranty Corporation ("PBGC"), other than for premiums, has been incurred with respect to any Pension Plan;

                             (i) No proceeding or other action has been initiated by the PBGC to terminate any Pension Plan, nor has written notice been given to Seller of an intention to commence or seek the commencement of any such proceeding or action;

                             (j) Seller has not, within the last six years before the Closing Date, completely or partially withdrawn from a "multiemployer plan" covering employees; and

                             (k) Copies of all documents embodying the ERISA Plans have been delivered or made reasonably available to Purchaser.


         (aa)   Health and Safety Conditions.  Exhibit 3(aa):

                (i) lists all current material safety data sheets relating to the products currently sold by Company and the chemical substances or mixtures currently used by Company in the conduct of its business as presently conducted by Company;

                (ii) lists all written internal safety and health audits conducted since January 1, 1993 by Company; and

                (iii) lists all citations, notices of violations, orders and consent orders issued and administrative or judicial enforcement proceedings commenced by governmental or agencies, authorities and instrumentalities (including OSHA, any state occupational safety and health administration and EPA) with respect to safety and health matters relating to Company since January 1, 1993.

         (bb) Entire Business. Company owns, leases or has licenses or other contractual rights to use all of the material tangible and intangible assets used by it in the conduct of the business as presently conducted by it except for (i) assets used to provide services or goods to Company pursuant to a contract, agreement or commitment set forth in an Exhibit hereto, and (ii) pension or other funded employee benefit plan assets. The contracts, agreements and commitments under which such contractual rights have been granted are listed on Exhibits hereto.

         (cc)  Subsidiaries.  With respect to the subsidiaries listed at
Schedule 3(i), Sellers' representations, warranties and covenants found in this
Article 3 shall apply.

         All exhibits delivered to the Purchaser by the Sellers pursuant to this Section shall be delivered upon the execution of this Agreement and shall be signed for identification by Seller.

4. Representations and Warranties of the Purchaser. Purchaser represents and warrants to the Sellers that:

         (a) Organization and Existence. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to enter into and perform this Agreement.

         (b) Authority Relative to This Agreement. The transactions contemplated by this Agreement have been duly authorized by the Board by Directors of Purchaser, and no further corporate action is necessary on the part of the Purchaser to make this Agreement valid and binding upon the Purchaser in accordance with its terms. The execution, delivery and performance of this Agreement by the Purchaser will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser is a party or by which it or any of its properties is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

         (c) Validity and Enforceability. This Agreement and all related documents have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally, and the application of general principles of equity.

         (d) Brokers. The Purchaser is not a party to or in any way obligated under any contract or other agreement and there are no outstanding claims against it for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

         (e) Consents. The consummation of the transactions contemplated herein by the Purchaser shall not require the consent, approval or authorization of any third party.

         (f) Compliance with Laws. Except as disclosed in an exhibit hereto, Purchaser's operations, either historically or as now conducted, do not violate any federal, state or local law, ordinance, rule or regulation, the violation of which would adversely affect its ability to perform under this Agreement.

         (g) No Default. Purchaser is not in default in any respect of any obligation to be performed by the Purchaser under any contract, lease, agreement, commitment or undertaking which default would adversely affect its ability to perform under this Agreement.

         (h) Investment Representation. Purchaser represents that it understands that: (i) the Capital Stock being acquired by Purchaser pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended; (ii) the Capital Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act of 1933, as amended, or is exempt from such registration; (iii) the Capital Stock will bear a legend to such affect; and (iv) Company will make a notation on its transfer books to such effect. Purchaser further represents that : (i) the Capital Stock is being acquired for investment and without any present view toward distribution thereof to any other persons; (ii) Purchaser will not sell or otherwise dispose of the Capital Stock, except in compliance with the registration requirements or exemption provisions under the Securities Act of 1933, as amended, the rules and regulations thereunder, and as otherwise adopted by the Securities and Exchange Commission; (iii) Purchaser has knowledge and experience in financial matters and that it is capable of evaluating the risks and merits of an investment in common stock; (iv) Purchaser has consulted with counsel, to the extent deemed necessary, as to all matters covered by this Agreement, and has not relied on Sellers or Company for any explanation of the various federal or state securities laws with regard to the acquisition of the Capital Stock; (v) Purchaser has investigated and is familiar with the affairs, financial condition and prospects of Company, and has been given sufficient access to and has acquired sufficient information about Company to reach an informed, knowledgeable decision to acquire the Capital Stock; and (vi) Purchaser is able to bear the economic risks of such an investment.

         (i) Disclosure. The representations and warranties contained in the Articles and the Exhibits hereto, do not and shall not, when taken as a whole, contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein not misleading in view of the circumstances under which they were made. To the extent that Sellers (or their officers or agents) have actual knowledge of any discrepancy, statement or statement of facts, the applicable representation or warranty known to be untrue or misleading shall be unenforceable to the extent of the knowledge of such discrepancy, statement or state of facts. In all other respects, the representations and warranties of Purchaser shall remain unaffected. Disclosures made in any of the Exhibits or exhibits to this Agreement are hereby deemed to be made for purposes of all other schedules or exhibits.

5.       Covenants of Sellers.  The Sellers covenant with the Purchaser that:

         (a) Conduct of Business. From the date of this Agreement to the Closing Date, the business of the Company will be operated only in the ordinary course, and in particular, without the prior written consent of the Purchaser, the Sellers will not and will not allow Company to:

                (i) Cancel or permit any insurance to lapse or terminate, unless renewed or replaced by like coverage;

                (ii) Change the Company's Articles of Incorporation or Bylaws or the composition of Sellers;

                (iii) Be in default under any material contract, agreement, commitment or undertaking of any kind or under any local, state or federal permits;

                (iv) Knowingly violate or fail to comply with all laws applicable to it or its properties or business;

                (v) Commit any act or permit the occurrence of any event or the existence of any condition of the type described in Paragraph 3(e) hereof; or

                (vi) Merge, consolidate or agree to merge or consolidate with or into any other corporation.

                (vii) Enter into any new, or amend any existing, Benefit Plans or any other agreement, program, or arrangement in connection therewith (including any trust agreement, insurance contract or credit facility) or grant any increases in compensation, other than in the ordinary course of business or pursuant to promotions, in each case consistent with past practice.

                (viii) Make or revoke any elections with respect to Taxes other than in the ordinary course of business or as provided in this Agreement.

         (b) Access. From and after the date of this Agreement, Company and Sellers will provide to Purchaser and its respective counsel, accountants, engineers and other representatives, full and free access to the records of the Company during normal business hours upon prior reasonable notice. Expenses of providing such access shall be paid by the party requesting such access. At the request of Company, Purchaser agrees to inspect such records at a location away from the Company offices.

         (c)    Preservation of Business Organization.       The Sellers will
use their best efforts to preserve the business organization of the Company and to preserve for the Purchaser the Company's good relations with all customers and others having business relations with the Company.

         (d) Trade Secrets. From and after the Closing Date, Sellers will not use or divulge to any competitor or unauthorized person any confidential information, and it will use all reasonable and proper efforts to insure that its agents do not use or divulge any confidential information, trade secrets, processes, formulae or know-how relating to the Company.

         (e) Product Warranty and Liability. Subject to Section 6(b), Sellers shall be responsible for all warranty and product liability obligations on product or services provided by the Company prior to the Closing Date, to the extent such cumulative costs exceed the warranty accrual per the Closing Balance Sheet.

         (f) Brokers. Sellers shall pay all broker's fees or finder's fees (if employed by Sellers) in connection with the origin, negotiation, execution or performance of this Agreement. Such fees will not be paid out of Company assets.

         (g) Confidentiality of Information Furnished by Purchaser. Sellers and their representatives will treat all information related to these transactions as confidential. Sellers agree not to use any of this information except in connection with this Agreement. Sellers will use their best efforts to keep such information confidential. If the transactions contemplated by this Agreement are not consummated, Sellers and Company will return to the Purchaser all information relating to Purchaser (and all copies thereof) then in their possession.

         (h) Notification of Untrue Reps and Warranties. Sellers will promptly give written notice to Purchaser upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, or would be likely to cause or constitute, any of the Sellers' representations or warranties being or becoming untrue.

         (i) Payment of Debts. Not later than Closing Date, Sellers will pay, assume or cause the release of liabilities for monies borrowed from third parties or the Sellers. Purchaser will assume all liabilities in the ordinary course of business. .

         (j) Employment Agreement. Craig Sutton, one of the Sellers, agrees to enter into the terms of the Employment Agreement with Purchaser, dated as of Closing.

         (k) Non-Competition. SELLERS AGREE THAT DURING A FIVE-YEAR PERIOD COMMENCING ON THE CLOSING DATE, THEY WILL NOT DIRECTLY OR INDIRECTLY, FOR THEIR OWN ACCOUNT OR FOR THE ACCOUNT OF OTHERS, WHETHER AS PRINCIPLE OR AGENT OR THROUGH THE AGENCY OF ANY CORPORATION, PARTNERSHIP, ASSOCIATION OR OTHER BUSINESS ENTITY, ENGAGE IN ANY ACTIVITY SIMILAR TO OR COMPETITIVE WITH THE COMPANY'S BUSINESS AS CONDUCTED AS OF THE CLOSING DATE IN THE UNITED STATES. IN THE EVENT PURCHASER CEASES PAYING CRAIG T. SUTTON'S SALARY UNDER THE EMPLOYMENT AGREEMENT DATED AS OF CLOSING DATE FOR REASONS OTHER THAN SUTTON REFUSING PAYMENT, THIS NONCOMPETE WITH SUTTON SHALL TERMINATE. THE FOREGOING AGREEMENT NOT TO COMPETE SHALL NOT BE HELD INVALID OR UNENFORCEABLE BECAUSE OF THE SCOPE OF THE TERRITORY OR THE ACTIONS RESTRICTED THEREBY, OR THE PERIOD OF TIME WITHIN WHICH SUCH AGREEMENT IS OPERATIVE; BUT ANY JUDGMENT OF A COURT OF COMPETENT JURISDICTION MAY DEFINE THE MAXIMUM TERRITORY AND ACTIONS SUBJECT TO AND RESTRICTED BY THIS PARAGRAPH AND THE PERIOD OF TIME DURING WHICH SUCH AGREEMENT IS ENFORCEABLE.

6. Covenants of the Purchaser. The Purchaser covenants with the Sellers that:

         (a) Product Warranty. (i) Purchaser shall assume warranty obligations for products or services provided after the Closing Date; (ii) Subject to the limitation in Article 11(d), Purchaser agrees to perform, in accordance with applicable warranties, all warranty services to repair or replace defective parts or products sold or manufactured by the Company or defective services performed by the Company prior to the Closing Date. The price to Sellers shall be Purchaser's current rates (without profit) at the time the warranty work is performed.

         (b) Notification of Untrue Reps and Warranties. Purchaser will promptly give written notice to Sellers upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, or would be likely to cause or constitute, any of the Purchaser's representations or warranties being or becoming untrue.

         (c) Release from Bonds. Purchaser will use its best efforts to be substituted as guarantor on the open bonds listed at Schedule 6(c), in place of Roy and Craig Sutton.

7. Conditions to Obligations of the Purchaser. The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of the following conditions:

         (a) Representations and Warranties of Sellers and Company True at Closing. The Purchaser shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Sellers or Company in Section 3 hereof; the representations and warranties made by the Sellers and Company shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects, except to the extent that such representations and warranties shall have been made as of a specified date;

         (b) Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to Closing.

         (c) Sellers shall provide Purchaser with all certificates and other documents, in form and substance reasonably satisfactory to Purchaser, required to be delivered to Purchaser at or before the Closing pursuant to this Agreement, duly executed by all necessary persons.

         (d)    Purchaser will have received the stock certificates described in
Article 2(b) hereof.

         (e) Purchaser will have received the resignation of directors and officers described in Article 2(b) hereof.

         (f) Company will be relieved of liabilities related to monies borrowed from third parties or the Sellers as set forth in Article 5(j) hereof.

         (g) Approval of Counsel. All actions, proceedings, instruments and documents reasonably required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related matters shall have been approved by counsel for the Purchaser, which approval shall not be unreasonably withheld or delayed, and such counsel shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as such counsel shall have reasonably requested.

         (h) Changes in Business. Prior to the Closing, there shall have been no changes in the business, properties or operations of the Company since the date of this Agreement which would have a material adverse effect on the value of the Company.

         (i) Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, rescission or significant damages are sought in connection with the transactions contemplated hereby, and no investigation by any governmental agency shall be pending or threatened which might result in any such litigation or other proceeding.

         (j) Approval. The Sellers of the Company shall have approved the transactions contemplated by the Agreement and such approval shall not have been rescinded.

         (k) Governmental Consents. Any and all necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained or accomplished, and no action, proceeding, inquiry or investigation by any private or governmental agency shall have been brought or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

         (l) Charter; Good Standing; Incumbency. There shall have been delivered to Purchaser (i) a certificate dated within ten (10) days of Closing Date from the Secretary of State of Oklahoma with respect to the incorporation and good standing of, and the payment of franchise taxes by Company, (ii), copies of Articles, Bylaws and all amendments and the resolutions of the Board of Directors of Company approving these transactions, and (iii) a certificate dated Closing Date with respect to the incumbency and signatures of all officers of Company signing this Agreement and any certificate, agreement or instrument delivered on behalf of Sellers in connection with this Agreement.

         (m) Employment Agreement. Purchaser shall have received the Employment Agreement between Purchaser and Craig Sutton in a form satisfactory to Purchaser.


8. Conditions to Obligations of the Sellers. The obligations of the Sellers under this Agreement shall be subject to the satisfaction of the following conditions:

         (a)    Representations and Warranties of Purchaser True at Closing.
The Sellers have not discovered any material error, misstatement or omission in the representations and warranties made by Purchaser in Section 4 hereof; the representations and warranties made by the Purchaser shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects, except to the extent that such representations and warranties shall have been made as of a specified date; and the Purchaser shall have performed or complied with by it at or prior to Closing; and Purchaser shall provide Sellers with a Certificate from Purchaser's President dated as of Closing that the above conditions have been fulfilled.

         (b) Approval of Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Sellers, which approval shall not be unreasonable withheld or delayed.

         (c) Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, rescission or significant damages are sought in connection with the transactions contemplated hereby, and no investigations by any governmental agency shall be pending or threatened with might result in any such litigation or other proceeding.

         (d) Government Consents. Any and all necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained or accomplished, and no action, proceeding, inquiry or investigation by any private or governmental agency shall have been brought or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

         (e) Sellers will have received all certificates and other documents, in form and substance reasonably satisfactory to Sellers, required to be delivered to Sellers at or before Closing pursuant to this Agreement, duly executed by all necessary persons.

         (f) Sellers will have received payment of the Purchase Price in accordance with this Agreement.

9.       Tax Matters

         9.1 Records Retained By Sellers. Sellers will deliver to Company within sixty days after the Closing Date, all books, records and files which pertain (i) to the business conducted by Company; (ii) to the Company; or (iii) to any of the properties owned , leased or used by Company, to the extent such books and records relate solely to the Company and do not contain any information pertaining to Sellers ("Business Records"). Business Records which contain information relating to Sellers may be retained by Sellers and copies of such Business Records will be delivered to Company.

         9.2    Tax Representation

                (a) All Tax Returns of the Company filed after the date hereof and on or prior to Closing shall, in each case, be prepared and filed in a manner consistent with the Tax Returns most recently filed in the relevant jurisdiction prior to the date hereof. All such Tax Returns (other than sales, payroll, property and similar tax returns) shall be subject to the prior review of Purchaser and shall be submitted by Seller to Purchaser for review at least twenty days prior to the filing date. Sellers shall cause Company to take into account all reasonable comments of Purchaser. Notwithstanding, Purchaser shall file the tax return for the period beginning January 1, 1997 through Closing Date, subject to prior review by Sellers if requested, to be submitted to Sellers for review at least twenty days prior to the filing date.

         9.3 Cooperation. After Closing, Sellers and Purchaser shall cooperate, and shall cause their respective subsidiaries to cooperate, with each other in connection with the filing of any Tax Return which is required to be filed by Sellers, Company or their respective subsidiaries and which covers a period that ends prior to or on the Closing Date, and all such information shall be treated as confidential by the parties. Sellers and Purchaser shall also cooperate fully in connection with any audit, litigation or other proceeding with respect to taxes, however, the primary responsibility and total cost of defending such actions arising out of periods ending before or up to the Closing shall be Sellers'.

         9.4 Tax Sharing Agreements. Any and all tax sharing agreements between or among Company and Sellers shall be terminated as of the Closing and, from and after the Closing, neither Company nor Sellers or its subsidiaries shall have any further rights or liabilities thereunder.

         9.5 Foreign Person. At the Closing, Sellers shall provide Purchaser an affidavit of Sellers, sworn to under penalties of perjury, setting forth (in the form set forth in section 1.14452(b) of the Treasury Regulations promulgated under the Code) Seller's name, address and federal tax identification number and stating that Seller is not a "foreign person" within the meaning of section 1445 of the Code.

10.      Nature and Survival of Representations and Warranties.

         (a) Nature of Statements. All statements contained in any exhibit hereto or in any certificate delivered by or on behalf of the Sellers or the Purchaser pursuant to this Agreement shall be deemed representations and warranties by the Sellers or the Purchaser, as the case may be.

         (b) Survival of Representations and Warranties. Except with respect to matters addressed at Article 11(b), all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and remain effective for a period of three years from the Closing Date; provided, however, that any bona fide claim shall continue in effect until such time as such claim has been resolved or settled and the covenants in Sections 11(a) and (c) shall survive in accordance with their term.

11.      Indemnification.

         (a) General indemnity by Sellers. Subject to the conditions hereinafter set forth, for a 3 year period, the Sellers, in proportion to their share of the purchase price set forth in Section 1(c), shall indemnify and hold harmless the Purchaser and Company against any loss, damage or expense (including reasonable attorneys' fees) incurred by the Purchaser and Company and caused by or arising out of (i) any claim made against the Purchaser or Company by a third party in respect of any liabilities or obligations of the Company not assumed by the Purchaser or Company; (ii) any breach or default in the performance by any of the Sellers of any covenant or agreement of any of the Sellers contained in this Agreement; (iii) any breach of a warranty or representation made by any of the Sellers pursuant to this Agreement, or in any certificate required to be delivered pursuant to this Agreement, or any material misstatement or omission in any exhibit attached or to be delivered pursuant to this Agreement; and (iv) all costs and liabilities associated with the cleanup of any contaminated soil or materials spilled, disposed of or buried by Company or located on the property operated by Company prior to Closing Date.

                (b) Tax Indemnity by Sellers. Upon the terms and subject to the conditions set forth in Section 11(b), Sellers, to the proportion of their share of purchase price set forth at Section 1(c), shall indemnify and hold harmless the Purchaser and Company against and will reimburse Purchaser or Company for:

                        (i) any and all tax deficiencies in respect of federal, state, and local and foreign sales, use, income or franchise tax or taxes based on or measured by income, including any interest or penalties thereon, and legal fees and expenses incurred by Company or Purchaser with respect to December 31, 1996, and all prior taxable years; and

                        (ii) any and all such taxes, penalties, interest and legal fees and expenses in respect of the period from January 1, 1997, up to and including the Closing Date, but only to the extent that such deficiencies, taxes, interest, penalties and legal fees and expenses exceed, in the aggregate, the amount of the aggregate reserves for such taxes, if any, shown as liabilities on the Closing Balance Sheet.

         This indemnity for taxes, penalty and interest and legal fees and expenses shall be independent of and in addition to any other indemnity provision of this Agreement and shall survive until the expiration of the applicable statute of limitations for assessment for the taxes referred to herein. The above tax indemnity provisions shall apply regardless of any investigation at any time made by or on behalf of Purchaser or any information Purchaser may have in respect thereof.

         (c) Procedure for Making Claims. If and when the Purchaser or Company desires to claim indemnification by the Sellers pursuant to the provisions of this Section, the Purchaser shall deliver to the Sellers within 30 days of its receipt of a claim, a certificate signed by the President or any Vice President of the Purchaser (the "Notice of Claim") (i) stating that the Purchaser or Company has paid or properly accrued or anticipated that it may be required to accrue losses, damages or expenses to which the Purchaser is entitled to indemnification pursuant to this Section, and (ii) specifying the individual items of loss, damage or expense included in the amount so stated, the date each such item was paid or properly accrued, if any, and the nature of the misrepresentation, breach of warranty or claim to which such item is related. If Sellers object to such claim or needs more information, he may deliver written notice of objection (the "Notice of Objection") to the Purchaser within thirty (30) days after the Purchaser's delivery of the Notice of Claim to Sellers. The Notice of Objection shall set forth the grounds upon which the objection is based. If no Notice of Objection shall have been so delivered within such thirty (30) day period, the Sellers shall be deemed to have acknowledged the correctness of the claim or claims specified in the Notice of Claim for the full amount thereof, and shall thereupon pay to the Purchaser, on demand, in cash, an amount equal to the amount of such claim or claims.

         If any third party shall assert any claim or bring any action against the Purchaser or Company which, if successful, might result in a right of indemnification hereunder, the Sellers shall be given written notice thereof in accordance with the provisions of this Article 11(c). Thereafter, the Sellers shall have the right to defend such claim or action at its own expense, and through counsel of its own choice (which counsel shall be reasonably satisfactory to Purchaser). If Sellers fail or refuse to provide a defense to any third party claim, the Purchaser shall have the right to undertake the defense, compromise or settlement of such claims, through counsel of its own choice, on behalf of and for the account and at the risk of Sellers and Sellers shall be obligated to pay the costs, expenses, and attorneys' fees incurred by Purchaser in connection with such third party claim. Purchaser agrees that it will not compromise or settle any claim without the consent of Sellers, which consent shall not be unreasonably withheld. In any event, Purchaser, Company and Sellers shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement, or other attempted resolution.

         (d) Sellers' Indemnification Limits. Sellers shall have no obligation to indemnify Purchaser with respect to any claim described in Section 11(a) or (b) if (i) the sum of all claims by Purchaser for indemnification plus warranty costs for labor and material incurred with respect of Company contracts completed within one year before the Closing Date are less than the warranty reserve in the Closing Balance Sheet; (ii) Purchaser fails to give the notice of claim for general claims described in Section 11(a) within three years; or (iii) Purchaser fails to give the notice of claim for tax related claims described in Section 11(b) within the applicable statute of limitations for assessment for the taxes described Section 11(b). Except as otherwise stated at Article 11(b), to the extent Purchaser has actual knowledge of any discrepancy, statement or state of facts, the applicable representation or warranty known to be untrue or misleading shall be unenforceable to the extent of the knowledge of such discrepancy, statement or state of facts.

         (e) General Indemnification by Purchaser. The Purchaser agrees to indemnify and hold the Sellers harmless against and in respect of (i) any damage, claim, liability, deficiency, loss, cost or expense (including reasonable attorney's fees) sustained by the Sellers arising out of or resulting from (a) any misrepresentation by the Purchaser contained in this Agreement (or any collateral documents), in any exhibits attached hereto or thereto or in a certificate to be delivered at the Closing, or (b) the breach of or default under any warranty or representation, or the nonfulfillment of or default under any agreement or covenant, of the Purchaser contained in this Agreement (or collateral documents), exhibits or certificates hereto, (c) the failure, after the Closing Date, of Purchaser or Company to pay or otherwise discharge when due any contractual or other obligation relating to the Company, (d) the Transactional Costs, Transactional Taxes or Taxes for which Purchaser or Company is responsible; provided that indemnification as to Transactional Costs shall be on an after-tax basis.

         (f) Indemnification For Bond Guarantees. Purchaser agrees to indemnify and hold Craig Sutton and Roy Sutton harmless against and in respect of any liability as guarantors of open bonds listed at Schedule 6(c) hereto. In addition, if Craig and Roy Sutton are not released as guarantors of the bonds as of the Closing Date, Purchaser will provide to Craig and Roy Sutton on the Closing Date, a $1,000,000 deposit in a form satisfactory to them, ensuring this indemnification. This deposit shall remain in place until such time as the release of Craig and Roy Sutton as guarantors or until the release of the bonds by the Company's customers in the normal course of business.

         (g) Agent for Indemnification. The Sutton Company, LLC shall act as the agent of Sellers with respect to any indemnification obligations of Sellers to Purchaser. A side letter of even date herewith shall set forth the specific agreement of Sellers and Purchaser with respect to this agency.

12.      Termination.

         (a) Best Efforts to Satisfy Conditions. The Sellers agree to use all reasonable and proper efforts to bring about the satisfaction of the conditions specified in Section 7 hereof and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in
Section 8 hereof.

         Termination.  This Agreement may be terminated by:

                (i)     The mutual consent of the Sellers and the Purchaser;

                (ii) The Purchaser if a material default shall be made by the Sellers in the observance of or in the due and timely performance by the Sellers of any of the covenants of the Seller herein contained, or if there has been a material breach by Sellers of any of the warranties and representations of the Sellers herein contained, or if the conditions of this Agreement to be complied with or performed by the Sellers at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the Purchaser; or

                (iii) The Sellers if a material default shall be made by the Purchaser in the observance of or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach by the Purchaser of any of the warranties and representations of the Purchaser herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the Sellers.

                (iv) Purchaser or Sellers if Closing shall not occur on or before October 31, 1997.

         In the event of termination of this Agreement as provided above, written notice thereof shall be given to the party within five (5) business days. No termination pursuant to paragraphs (ii) and (iii) hereunder shall relieve any party hereto from any liability in respect of such party's breach or indemnification obligations hereunder.

14. Exhibits. If any exhibit recited to be attached hereto is not so attached at the time of the execution hereof, the same may be prepared after execution of this Agreement and, upon approval by notation of said exhibit by each of the Sellers and a representative of the Purchaser, shall become a part of this Agreement.

15.      Miscellaneous.

         (a) Expenses. Whether or not the transactions contemplated hereby shall be consummated, each of the parties will pay all costs and expenses (including Closing costs) of its performance of and compliance with this Agreement.

         (b) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid:


 If to Sellers:  Craig T. Sutton, Trustee
                 421 Ridge Oak Lane
                 Sapulpa, OK  74066

                 Charlotte A. Shnurman
                 Route 1/3331 Hwy 92
                 Prole, IA  50229

                 Cedric I. Sutton
                 12227 S. 245th W. Ave.
                 Sapulpa, OK  74066


With a copy to:  Robert Y. Cohen II
                 Harper, Young, Smith & Maurras, PLC
                 510 N. Greenwood Ave.
                 P.O. Box 10205
                 Fort Smith, AR  72917-0205

If to Purchaser:  Specialty Solutions, Inc.
                  1360 Post Oak Blvd.  Suite 2470
                  Houston, TX  77056

With a copy to:   Cathy L. Smith, Esq.

If to Agent:      Sutton Company, LLC
                  Craig T. Sutton
                  421 Ridge Oak Lane
                  Sapulpa, OK  74066

         Or at such other address as shall be given in writing by any person identified above to each of the other such persons.

         (c) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

         (d) Successors Bound. Subject to the provisions of Paragraph 15(c), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         (e) Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

         (g) Entire Agreement. This Agreement, the exhibits hereto, and the documents specifically referred to herein constitute the entire agreement, understanding, representations and warranties of the parties hereto.

         (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one of the same instrument.

         (i) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Oklahoma.

         (j) Publicity. No party will or will permit its affiliates or subsidiaries to issue any publicity, release or announcement concerning the execution and delivery of this Agreement, the provisions hereof or the transaction contemplated hereby without the prior written approval of the form, mode and content of such publicity, release or announcement by the other party.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.


                               AGREED TO BY SELLERS:

                               /s/ CRAIG T. SUTTON, TRUSTEE
                               ------------------------------------
                               By:  Craig T. Sutton
                               Title:  Trustee - Craig T. Sutton Revocable Trust

                                  /s/ CEDRIC I. SUTTON
                                  ------------------------------------
                                  By:  Cedric I. Sutton
                                  Title:  Stockholder


                                  /s/ CHARLOTTE A. SHNURMAN
                                  ------------------------------------
                                  By:  Charlotte A. Shnurman
                                  Title:  Stockholder



                                  SEFCO, Inc.


                                  /s/ CRAIG T. SUTTON
                                  ------------------------------------
                                  By:  Craig T. Sutton
                                  Title:  President



                                  AGREED TO BY PURCHASER:

                                  Specialty Solutions, Inc.


                                  /s/ LEE ORR
                                  ------------------------------------
                                  By:  Lee Orr
                                  Title:  President



                                  AGREED TO BY AGENT:

                                  Sutton Company, LLC


                                  /s/ CRAIG T. SUTTON
                                  ------------------------------------
                                  By:  Craig T. Sutton
                                  Its: